EXHIBIT 10.1

AMENDMENT NO. 1

TO

PANHANDLE OIL AND GAS INC.

AMENDED 2010 RESTRICTED STOCK PLAN

(as adopted by unanimous written consent of the Board of Directors dated January 7, 2020)

THIS AMENDMENT NO. 1 (this “Amendment”) TO THE PANHANDLE OIL AND GAS INC. AMENDED 2010 RESTRICTED STOCK PLAN (the “Plan”) is made and entered into this March 3, 2020, pursuant to resolutions approved by the Board of Directors (the “Board”) of Panhandle Oil and Gas Inc. (the “Company”) and the Company’s stockholders. Unless stated otherwise, all capitalized but undefined terms used in this Amendment have the meaning set forth in the Plan.

WHEREAS, pursuant to Section 5.1(a) of the Plan, the maximum aggregate number of shares of Restricted Stock available for grant under the Plan was previously set at 250,000 shares;

WHEREAS, pursuant to Section 7.1 and in connection with the 2-for-1 stock split completed by the Company on October 8, 2014, the maximum aggregate number of shares of Restricted Stock available for grant under the Plan is currently set at 500,000 shares; and

WHEREAS, the Board and the Compensation Committee desire to amend the Plan to increase the number of shares of Restricted Stock authorized for issuance thereunder from 500,000 shares to 750,000 shares.

NOW, THEREFORE, it is hereby agreed as follows:

 1. Maximum Number of Shares. Section 5.1(a) of the Plan is hereby replaced with the following:

“(a) Subject to adjustment under Section 7.1, Sales of Restricted Stock may be made under the Plan for up to 750,000 Shares.”